As filed with the Securities and Exchange Commission on July 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BMC Software, Inc.

(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-21226120 (I.R.S. Employer Identification No.)

2101 CityWest Boulevard
Houston, Texas 77042-2827
(713) 918-8800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marimba, Inc. 1996 Stock Plan
Marimba, Inc. 1999 Omnibus Equity Incentive Plan
Marimba, Inc. 1999 Non-Employee Directors Option Plan
Marimba, Inc. 2000 Supplemental Stock Plan
(Full title of the plans)

Robert H. Whilden
Senior Vice President and General Counsel
BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas 77042-2827
(713) 918-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Floyd
Douglas E. McWilliams
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760
(713) 758-2222

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
Title of each class of	Amount to be	Maximum offering	aggregate	Amount of
securities to be registered	registered	price per share(1)	offering price(1)	Registration Fee
Common Stock, par value $0.01 per share(2)	2,363,716 shares	$ 14.695	$ 34,734,807	$ 4,401

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on July 14, 2004.

(2)	Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until all of the securities described in this Registration Statement are sold.

•	The description of our common stock contained in our registration statement on form 8-A, as filed with the SEC on March 8, 2001; and

•	Our annual report on form 10-K for the fiscal year ended March 31, 2004.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, Article SEVENTH of our Restated Certificate of Incorporation, Sections 8.1 and 8.6 of Article VIII of our bylaws, as amended, and indemnification agreements entered into by us with our directors provide for the indemnification of our officers, directors, employees and agents under certain circumstances.

     Set forth below is Article SEVENTH of our Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents and insurance:

“SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.”

Set forth below are Sections 8.1 and 8.6 of Article VIII of our bylaws, as amended:

“Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was or has agreed to become a director or an officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is action alleged to have been taken or omitted in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving or having agreed to serve as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.”

“Section 8.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.”

     In addition, we have entered into indemnification agreements with our directors, under which we have agreed to indemnify such directors in accordance with, and to the fullest extent permitted by, the Delaware General Corporation Law, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any proceeding in which the indemnitee was or is made a party or was or is involved by reason of the fact that the indemnitee is or was a director.

     We have also purchased liability insurance policies covering our directors and officers.

Item 7. Exemptions from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

3.1	Restated Certificate of Incorporation of BMC Software, Inc. (incorporated by reference to Exhibit 3.1 to BMC Software, Inc.’s Registration Statement Form S-1 (Registration No. 33-22892)).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of BMC Software, Inc. (incorporated by reference to Exhibit 3.2 to BMC Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997).
3.3	Certificate of Amendment of Restated Certificate of Incorporation of BMC Software, Inc. filed November 30, 1999 (incorporated by reference to Exhibit 3.3 to BMC Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002).
3.4	Amended and Restated Bylaws of BMC Software, Inc. (incorporated by reference to Exhibit 3.2 to BMC Software, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003).
4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 3.1 to BMC Software, Inc.’s Form S-1 (Registration No. 33-22892)).
4.2	Rights Agreement, dated as of May 8, 1995, between BMC Software, Inc. and The First National Bank of Boston, as Rights Agent (the “Rights Agreement”), specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 1 to BMC Software, Inc.’s Registration Statement on Form 8-A dated May 10, 1995).
4.3	Amendment to the Rights Agreement (incorporated by reference to Exhibit 4.3 to BMC Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997).
4.4	Marimba, Inc. 1996 Stock Plan (incorporated by reference to Exhibit 99(d)(i) to Marimba, Inc.’s Schedule TO filed April 27, 2001).
4.5	Marimba, Inc. 1999 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Marimba, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

4.6	Marimba, Inc. 1999 Non-Employee Directors Option Plan (incorporated by reference to Exhibit 10.6 to Marimba, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
4.7	Marimba, Inc. 2000 Supplemental Stock Plan (incorporated by reference to Exhibit 10.6 to Marimba, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included on the signature page to this Registration Statement)

Item 9. Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of July, 2004.

BMC SOFTWARE, INC.
By:	/s/ ROBERT E. BEAUCHAMP
Robert E. Beauchamp
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Whilden, Jr. and Christopher C. Chaffin, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ B. GARLAND CUPP B. Garland Cupp	Chairman of the Board	July 15, 2004

/s/ ROBERT E. BEAUCHAMP Robert E. Beauchamp	President and Chief Executive Officer and Director	July 15, 2004

/s/ GEORGE W. HARRINGTON George W. Harrington	Senior Vice President and Chief Financial Officer	July 15, 2004

/s/ JOHN W. COX John W. Cox	Vice President and Chief Accounting Officer	July 15, 2004

/s/ JON E. BARFIELD Jon E. Barfield	Director	July 15, 2004

/s/ JOHN W. BARTER John W. Barter	Director	July 15, 2004

/s/ MELDON K. GAFNER Meldon K. Gafner	Director	July 15, 2004

/s/ L.W. GRAY L.W. Gray	Director	July 15, 2004

/s/ KATHLEEN A. O’NEIL Kathleen A. O’Neil	Director	July 15, 2004

/s/ GEORGE F. RAYMOND George F. Raymond	Director	July 15, 2004

/s/ TOM C. TINSLEY Tom C. Tinsley	Director	July 15, 2004

INDEX TO EXHIBITS

3.1	Restated Certificate of Incorporation of BMC Software, Inc. (incorporated by reference to Exhibit 3.1 to BMC Software, Inc.’s Registration Statement Form S-1 (Registration No. 33-22892)).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of BMC Software, Inc. (incorporated by reference to Exhibit 3.2 to BMC Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997).
3.3	Certificate of Amendment of Restated Certificate of Incorporation of BMC Software, Inc. filed November 30, 1999 (incorporated by reference to Exhibit 3.3 to BMC Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002).
3.4	Amended and Restated Bylaws of BMC Software, Inc. (incorporated by reference to Exhibit 3.2 to BMC Software, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003).
4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 3.1 to BMC Software, Inc.’s Form S-1 (Registration No. 33-22892)).
4.2	Rights Agreement, dated as of May 8, 1995, between BMC Software, Inc. and The First National Bank of Boston, as Rights Agent (the “Rights Agreement”), specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 1 to BMC Software, Inc.’s Registration Statement on Form 8-A dated May 10, 1995).
4.3	Amendment to the Rights Agreement (incorporated by reference to Exhibit 4.3 to BMC Software, Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 1997).
4.4	Marimba, Inc. 1996 Stock Plan (incorporated by reference to Exhibit 99(d)(i) to Marimba, Inc.’s Schedule TO filed April 27, 2001).
4.5	Marimba, Inc. 1999 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Marimba, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
4.6	Marimba, Inc. 1999 Non-Employee Directors Option Plan (incorporated by reference to Exhibit 10.6 to Marimba, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).
4.7	Marimba, Inc. 2000 Supplemental Stock Plan (incorporated by reference to Exhibit 10.6 to Marimba, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included on the signature page to this Registration Statement)